SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               ANTs software inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or
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

                       [Letterhead of ANTs software inc.]

                                        March 20, 2001

To the Shareholders of ANTs software inc.:

            You are cordially invited to the 2001 Annual Meeting of Shareholders, which will be held on Tuesday, April 24, 2001, at 2:00 p.m. at the Hyatt Regency San Francisco Airport, 1333 Bayshore Highway, Burlingame, California.

            At our meeting, you will be asked to consider and vote upon the following proposals: (i) to elect two Class 1 directors, (ii) to approve an amendment to our 2000 Stock Option Plan, and (iii) to ratify the appointment of Burr, Pilger & Mayer, LLP as our independent accountants for the fiscal year ending December 31, 2001.

            Details with respect to the meeting are set forth in the attached Notice of Annual Meeting and Proxy Statement.

            In preparation for the meeting, we are asking that all shareholders who are planning to attend the meeting in person check the appropriate box on the proxy card. Please provide your full name and a phone number where you can be contacted on the card. Without an RSVP, we cannot guarantee the availability of seating for all meeting attendees. First priority will be given to those individuals that have RSVPed in advance of the meeting.

            Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. Your vote is very important to us and we encourage you to read the proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience. You may also vote by telephone or via the Internet; specific instructions on how to vote using these methods are included on the proxy card.

            I look forward to seeing you at the Annual Meeting.

                                            Sincerely


                                            /s/ Francis K. Ruotolo

                                            Francis K. Ruotolo
                                            Chairman of the Board, President,
                                            Chief Executive Officer, and
                                            Acting Chief Financial Officer

                              ANTs software inc.
                            801 Mahler Rd, Suite G
                             Burlingame, CA 94010

Notice of Annual Meeting of Shareholders
Of ANTs software inc.

            NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of ANTs software inc. (the "Company") will be held at the Hyatt Regency San Francisco Airport, 1333 Bayshore Highway, Burlingame, CA, on April 24, 2001, at 2:00 p.m., local time to transact the following business:

      1. Elect two Class 1 directors of the Company. Richard J. Lee and Thomas Holt have been nominated to serve until the 2004 Annual Meeting, and until their successors have been elected and qualified.

      2. Approve an amendment to the Company's 2000 Stock Option Plan to increase the shares reserved under the plan by an additional 1,950,000 shares of Common Stock;

      3. Ratify the selection of Burr, Pilger & Mayer, LLP, as independent accountants for the Company for the calendar year ending December 31, 2001; and

      4. Consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

            All of these matters to be voted upon are more fully presented and discussed in the Proxy Statement delivered with this notice. Your Board of directors recommends that you vote in favor of the 3 proposals outlined in this proxy statement.

            Your Board of directors has fixed the close of business on March 15, 2001 as the record date for determining those shareholders who are entitled to receive notice of and to vote at this meeting or any adjournment or postponement thereof. A list of such shareholders will be available at the meeting and, for a ten-day period preceding the meeting, at the offices of the Company during ordinary business hours. The stock transfer books will not be closed between the record date and the date of the meeting.

            Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. You may revoke your proxy at any time prior to the time it is voted at the meeting or any adjournment thereof.

                                    By Order of the Board of Directors


                                    /s/ John H. Williams

                                    John H. Williams, Ph.D., Secretary

Burlingame, California
March 20, 2001

                               ANTs software inc.

                               ------------------

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                                 April 24, 2001

      This Proxy Statement is being mailed to shareholders on or around March 26, 2001, in connection with the solicitation of proxies by the Board of Directors of ANTs software inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on April 24, 2001, at 2:00 p.m. local time at the Hyatt Regency (just south of San Francisco Airport) at 1333 Bayshore Highway, Burlingame, California (the "Annual Meeting").

                            ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

      At the Annual Meeting, you will be asked to:

            1.    Elect two Class 1 directors;

            2. Approve an amendment to the Company's 2000 Stock Option Plan to increase the shares reserved under the plan by an additional 1,950,000 shares of Common Stock;

            3. Ratify the selection of Burr, Pilger & Mayer, LLP, as independent accountants for the Company for the year ending December 31, 2001; and

            4. Act upon such matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. What is the Proxy for, who can vote and how do I vote?

      This proxy statement informs the shareholders of ANTs software inc., a Delaware corporation (sometimes referred to in this document as the "Company") about items that will be voted upon at the Annual Meeting. The Statement also solicits proxies (a formal way of voting through legal representation) from those shareholders who are unable to attend the Annual Meeting. The proxy statement was prepared by the Board of Directors of the Company. The Company is paying the cost of preparation of this Statement and for its mailing to and return of executed proxies from Shareholders.

      The proxy is for voting shares in connection with the Annual Meeting and at any adjournment or postponement of that meeting. The Annual Meeting will be held at 2:00 p.m. on April 24, 2001, at the Hyatt Regency (just south of San Francisco Airport) at 1333 Bayshore Highway, Burlingame, California.

      You may vote at the Annual Meeting if you were a shareholder of record of Common Stock at the close of business on March 15, 2001. On March 15, 2001, there were outstanding 14,620,538 shares of Common Stock. The presence at the Annual Meeting, in person or by proxy, of a majority of the total number of shares entitled to vote on the record date constitutes a quorum for the transaction of business by such holders at the Annual Meeting. Each share is entitled to one vote on each matter that is properly brought before the Annual Meeting.

      A list of Shareholders entitled to vote at the Annual Meeting will be available at the Hyatt Regency San Francisco Airport, 1333 Bayshore Highway on the date of the Annual Meeting. This list will also be available for 10 days prior to the Annual Meeting at the offices of the Company at 801 Mahler Road, Suite G, Burlingame, California during normal business hours.

Can I attend the Annual Meeting?

      Yes. If you plan to attend the Annual Meeting, we look forward to seeing you there. We do ask, however, that you let us know that you plan to attend by checking the appropriate box on your proxy card. If you are unable to attend the Annual Meeting you may vote by proxy. The enclosed proxy is solicited by the Company's Board of Directors and, when properly completed and returned, will be voted as you direct on your proxy. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the proposals to be considered at the Annual Meeting and FOR the nominees for director presented by the Board. You may revoke or change your proxy at any time before it is exercised at the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's address referenced above. You may also revoke your proxy by giving notice and voting in person at the Annual Meeting.

How will votes be counted?

      The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. The two director nominees who receive the greatest number of votes cast in person or by proxy at the Annual Meeting will be elected Class 1 directors of the Company. The affirmative vote of the holders of the majority of the shares present or represented by proxy at the Annual Meeting is required for the approval of the other matters to be voted upon. Abstentions for these matters will be treated as votes cast against the particular matter being voted upon. With respect to the particular matters to be voted upon, broker non-votes will not be counted as votes cast, and thus will have no impact on the outcome of the voting.

In what ways can I vote?

      You have several options available to vote your shares without attending the Annual Meeting. You can vote by (i) completing, signing and returning the enclosed proxy, (ii) calling in your votes by telephone, or (iii) using the Internet.

      You can vote by telephone using the telephone number shown on your proxy card. The telephone voting procedure is designed to authenticate your identity and allow you to vote your shares. It will also confirm that your instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone voting will depend on the voting process of the bank or broker. Please follow whatever telephone voting instructions are on the form you receive from your bank or broker.

      You can vote on the Internet at the web address shown on the enclosed proxy card. The Internet voting procedure is designed to authenticate your identity and allow you to vote your shares. It will also confirm that your instructions have been properly received. If your shares are held in the name of a bank or broker, the availability of Internet voting will depend on the voting process of the bank or broker. Please follow whatever Internet voting instructions are on the form you receive from your bank or broker.

      If you elect to vote using the Internet you may incur telecommunications and Internet access charges for which you are responsible.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      Our Board of Directors currently has seven directors divided into three classes. Members of each class serve for a three-year term, with one class of directors being elected each year. The nominees are the two directors currently designated as Class 1 Directors, whose terms expire at the 2001 Annual Meeting, and upon their respective successors being elected and qualified to serve. The enclosed proxy cannot be voted for a greater number of persons than two.

      The Board proposes the election of Thomas Holt and Richard J. Lee as Class 1 Directors for a term of three years, expiring at the 2004 Annual Meeting, and until their respective successors are elected and qualified to serve. Each of the nominees has indicated to the Company that he will serve if elected.

      Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees listed below. If any nominee is not available for election as a result of any unforeseen circumstance, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee, if any, as our Board of Directors may propose.

                          Nominees for Class 1 Director

      Class 1 directors will generally serve a term of 3 years and until their successors are elected and qualified. It is anticipated that the Class 1 directors will serve until the annual meeting following the close of the 2003 fiscal year. The nominees for Class 1 directors are as follows:

Thomas Holt, Age 55

      Thomas Holt joined the Company's Board of Directors in November 2000. Mr. Holt is currently Vice President and CIO for Lucent's Services organization. Mr. Holt was VP of Information Services and Chief Information Officer at International Network Services ("INS") from May 1997 until its merger with Lucent. He has also acted as VP of MIS and CIO at Informix and held senior positions at Motorola after starting his career with IBM.

Richard J. Lee, Age 48

      Mr. Lee joined the Company's Board of Directors in August 2000. Prior to that time, he was a member of the Board of Advisors. Mr. Lee is a consultant in executive and organization development. Mr. Lee held positions at Silicon Graphics, 3Com and Advanced Micro Devices in management and organization development prior to starting his consulting practice.

A plurality of the votes cast is necessary for the election of a director.

The Board of Directors recommends a vote FOR each of the nominees listed above.

                     Class 2 Directors continuing in office

      The term of Class 2 directors expires at the annual meeting following the close of the 2001 fiscal year. The Class 2 directors and the Class 2 director positions are not up for re-election at this Annual Meeting.

Clive G. Whittenbury, Ph.D., Age 67

      Dr. Whittenbury joined the Board of Directors in April 2000. He is on the Boards of several companies, including the Erickson Group, Ltd., ZeroPlus.com Inc., and RGB Spectrum. He is a Consultant to the University of

California for Lawrence Livermore National Laboratory and a member of its National Ignition Facility Programs Review Committee.

Homer G. Dunn, Age 60

      Homer G. Dunn joined the Company's Board of Directors in January 2001. Mr. Dunn has almost 35 years of business experience encompassing sales, marketing, product management, and consulting. At present, he is Chairman and Founder of Nonstop Solutions Corporation, a leading provider of demand chain optimization technology, information and services solutions to manufacturers, wholesale distributors and retailers.

                     Class 3 Directors continuing in office

      The term of Class 3 directors expires at the annual meeting following the close of the 2002 fiscal year. The Class 3 directors and the Class 3 director positions are not up for re-election at this Annual Meeting.

Francis K. Ruotolo, Age 63

      Frank Ruotolo became Chairman of the Board, Chief Executive Officer and President in January 2001. Prior to that time, he was a member of the Board of Advisors. Most recently, he was a director in the consulting practice of Deloitte & Touche. Mr. Ruotolo holds a BA degree in English/Journalism from Northeastern University, Boston, MA, and is a member of the Northeastern University National Council.

Papken S. Der Torossian, Age 62

      Papken S. Der Torossian joined the Company's Board of Directors in March 2001. Mr. Der Torossian currently serves as Chairman of the Board of Directors and Chief Executive Officer for Silicon Valley Group, Inc. (SVGI). He joined SVGI in 1984 as President and became CEO in 1986. In 1991, Mr. Der Torossian was appointed SVGI's Chairman of the Board. Mr. Der Torossian holds a B.S.M.E. degree from MIT and a M.S.M.E. degree from Stanford University.

John R. Gaulding, Age 55

      John R. Gaulding joined the Company's Board of Directors in January 2001. Mr. Gaulding is a private investor and consultant in the fields of strategy and organization. Most recently, he served as a Senior Advisor to Deloitte Consulting specializing in e-Business strategy with responsibility for advising such clients as Hewlett Packard, 3Com, Bergen Brunswig, Longs Drugstores, SCE, and PG&E.

Board Committees

      The Board of Directors met 6 times during the transition period from May 1, 2000 to December 31, 2000 (the "Transition Period"). During the Transition Period, each director attended at least 75% of the total number of meetings of the Board of Directors and the Board committees of which he or she was a member while he or she was a member.

      The Company has an Audit Committee, which consists of Clive G. Whittenbury, Thomas Holt and John R. Gaulding. Mr. Richard J. Lee and Dean Witter III used to be members of such committee. Mr. Witter resigned from the Board and the Audit Committee on December 12, 2000. The Audit Committee held 2 meetings during the Transition Period. This committee, among other things, reviews the annual audit with the Company's independent accountants. The Charter of the Audit Committee is attached to this Proxy Statement as Annex A.

      The Company does not have any committees of the Board of directors other than an Audit Committee.

Compensation of Directors

      Directors who are employees of our Company do not receive any compensation for service on the Board. We do not currently pay any cash compensation to non-employee directors. We generally grant options or warrants to purchase up to 75,000 shares of Common Stock to our non-employee directors, subject to a two-year vesting schedule. We paid consulting fees in the amount of $15,750 to Mr. Richard Lee for consulting services rendered in June 2000.

Indemnification Agreements

      We have entered into Indemnification Agreements with each of our executive officers and directors that provide for indemnification against certain possible judgments and costs which may be brought against them in the course of their service. Such agreements do not provide indemnification for acts and omissions for which indemnification is not permitted under Delaware law.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership by Beneficial Owners

      The following table sets forth, as of March 15, 2001, information regarding ownership of our common stock by any person or entity, known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock. The percentages are calculated on the basis of the amount of outstanding shares of Common Stock on March 15, 2001 which was 14,620,538 plus, for each person, any securities that person has the right to acquire within 60 days following March 15, 2001 pursuant to options or warrants.

                                               Amount and Nature
                                               -----------------
                                                 of Beneficial      Percent of
                                                 -------------      ----------
    Name and Address of Beneficial Owner           Ownership          Class
    ------------------------------------           ---------          -----
Donald R. Hutton, 10995 Boas Road
Sidney, B. C. Canada V8L 5J1.................      3,602,500 (1)      23.82

Alison B. Hicks, 10995 Boas Road
Sidney, B. C. Canada V8L 5J1.................      3,602,500 (2)      23.82

Whistler Design, 94 Dowdeswell Street
Box N-75-71, Nassau..........................      2,502,500          17.12

----------
(1) Includes 200,000 shares of Common Stock owned by Mr. Hutton, 2,502,500 shares of Common Stock in the name of Whistler Design, controlled by Mr. Hutton, 400,000 shares of Common Stock in the name of Ms. Alison B. Hicks, Mr. Hutton's spouse, and a fully vested Warrant held by Mr. Hutton to purchase up to 500,000 shares of common stock; does not include 90,000 shares of Common Stock which Mr. Hutton held in joint tenancy with Ms. Josephine C. Hutton and for which Mr. Hutton has disclaimed any beneficial interest in or ownership of such shares.
(2) Includes 400,000 shares of Common Stock owned by Ms. Hicks, 2,502,500 shares of Common Stock in the name of Whistler Design, controlled by Donald R. Hutton, Ms. Hicks' spouse, 200,000 shares of Common Stock in the name of Mr. Hutton, and a fully vested Warrant held by Mr. Hutton to purchase up to 500,000 shares of Common Stock; does not include 90,000 shares of Common Stock which Mr. Hutton held in joint tenancy with Ms. Josephine C. Hutton and for which Mr. Hutton has disclaimed any beneficial interest in or ownership of such shares.

Security Ownership by Directors and Executive Officers

      The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of March 15, 2001, by each of our current directors, director nominees and executive officers. The table also shows the beneficial ownership of our stock by our current directors and executive officers as a group. The table includes the number of shares subject to outstanding options and warrants to purchase shares of Common Stock. The percentages are calculated on the basis of the amount of outstanding shares of Common Stock on March 15, 2001 which was 14,620,538 plus, for each person, any securities that person has the right to acquire within 60 days following March 15, 2001 pursuant to options or warrants.

                                                       Shares of
                                                       ---------
                                                       Common
                                                       ------
                                                       Stock
                                                       -----
                                                       Beneficially   Percent
                                                       ------------   -------
     Name and Address of Beneficial Owner (1)          Owned          of Class
     ----------------------------------------          -----          --------
Directors and Nominees for Director

   Francis K. Ruotolo...............................    775,000 (2)       5.03
   Clive G. Whittenbury.............................     75,000 (3)          *
   Richard Lee......................................     75,000 (4)          *
   Thomas Holt......................................     75,000 (5)          *
   John R. Gaulding.................................     75,000 (6)          *
   Homer G. Dunn....................................     75,000 (7)          *
   Papken S. Der Torossian..........................     75,000 (8)          *

Executive Officers
   Clifford Hersh...................................    720,000 (9)       4.69
   John Williams....................................    560,000 (10)      3.69
   9 directors and executive officers as a group....  2,505,000          14.63

----------
* means less than 1%
(1) Unless otherwise indicated, the address of each director and officer is c/o ANTs software inc., 801 Mahler Road, Suite G, Burlingame, CA 94010.
(2) Includes a Warrant to purchase up to 25,000 shares of Common Stock and an Option to purchase up to 750,000 shares of Common Stock. Mr. Ruotolo can acquire 17,710 shares from his Warrant and 125,100 shares from his Option in the next 60 days . Mr. Ruotolo may also purchase the remaining shares under his Option at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares.
(3) Includes a Warrant to purchase up to 50,000 shares of Common Stock and an Option to purchase up to 25,000 shares of Common Stock. Dr. Whittenbury can acquire 35,416 shares from his Warrant and 4,167 shares from his Option in the next 60 days. Dr. Whittenbury may also purchase the remaining shares under his Option at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares. The address of Dr. Whittenbury is 511 Trinity Avenue, Yuba City, CA 95991.

(4) Includes two Warrants to purchase up to 25,000 shares of Common Stock and an Option to Purchase up to 25,000 shares of Common Stock. Mr. Lee can acquire 11,459 shares from his first Warrant, 9,375 shares from his second Warrant and 4,167 shares from his Option in the next 60 days. Mr. Lee may also purchase the remaining shares under his Option at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares. The address of Mr. Lee is 30 Palmer Lane, Portola Valley, CA 94028.
(5) Includes an Option to purchase up to 50,000 shares of Common Stock and a second Option to purchase up to 25,000 shares of Common Stock. Mr. Holt can acquire 12,501 shares from his first Option and 4,167 shares from his second Option in the next 60 days. Mr. Holt may also purchase the remaining shares under his Options at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares. The address of Mr. Holt is 203 Montclair Road, Los Gatos, CA 95032.
(6) Includes an Option to purchase up to 75,000 shares of Common Stock. Mr. Gaulding can acquire 9,375 shares from his Option in the next 60 days. Mr. Gaulding may also purchase the remaining shares under his Option at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares. The address of Mr. Gaulding is 115 Margarita Dr., San Rafael, CA 94901.
(7) Includes an Option to purchase up to 75,000 shares of Common Stock. Mr. Dunn can acquire 9,375 shares from his Option in the next 60 days. Mr. Dunn may also purchase the remaining shares under his Option at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares. The address of Mr. Dunn is Non Stop Solutions, 235 Montgomery Street, 13th Floor, San Francisco, CA 94014.
(8) Includes an Option to purchase up to 75,000 shares of Common Stock. Mr. Der Torossian can acquire 6,250 shares from his Option in the next 60 days. Mr. Der Torissian may also purchase the remaining shares under his Option at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares. The address of Mr. Der Torossian is Silicon Valley Group, Inc., 101 Metro Drive, Suite 400, San Jose, CA 95110.
(9) Includes two fully vested Warrants to purchase an aggregate of up to 600,000 shares of Common Stock and an Option to purchase up to 120,000 shares of Common Stock. Mr. Herch may acquire 600,000 shares of Common Stock under his Warrants in the next 60 days. Mr. Hersh may also acquire all the shares under his Option at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares.
(10) Includes a fully vested Warrant to purchase up to 50,000 shares of Common Stock, a Warrant to purchase up to 250,000 shares of Common Stock, an Option to purchase up to 60,000 shares of Common Stock and an Option to purchase up to 200,000 shares of Common Stock. Dr. Williams can acquire 50,000 shares of Common Stock from the first Warrant, 104,175 shares from his second Warrant and 116,672 shares from his second Option in the next 60 days. Dr. Williams may also purchase the remaining shares under his Options at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares.

Section 16(a) Beneficial Ownership Reporting Compliance

      To the best of our knowledge, Dr. Clive Whittenbury, Mr. Richard Lee, Dr. John Williams, Mr. Miles Mochizuki, Mr. John L. Crary and Mr. Frederick D. Pettit did not file a Form 3 to report their appointment to our Board of Directors or as an officer of our Company. However, all of the above officers and directors, other than Miles Mochizuki, were granted options or warrants by us and to the best of our knowledge reported such grants on Form 5 filed for the eight-month transition period ending December 31, 2000. Such grants were approved by our Board of Directors. To the best of our knowledge, Ms. Alison Hicks did not file a Form 4 to report the exercise of part of a warrant on or about November 8, 1999 for 200,000 shares of common stock and the exercise of the remaining shares under such warrant on or about June 6, 2000 for an additional 200,000 shares of common stock.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      This Table sets forth the annual compensation for the three most recent completed fiscal years and the Transition Period of the named officers who were serving as executive officers during the Transition Period or at the end of the Transition Period.

                                        Annual compensation                                Long term compensation
                             ---------------------------------------------- --------------------------------------------------------
                                                                                       Award                    Payouts
                                                                            --------------------------------------------------------
                                                                                             Securities
                                                              Other Annual  Restricted       underlying     LTIP       All other
Name and principal position  Year          Salary     Bonus   compensation  stock award(s)   options/SARs   payouts    compensation
------------------------------------------------------------------------------------------------------------------------------------
Frederick D. Pettit (2)      2000 (1)     $198,493      -           -             -                -            -       $58,140 (3)
Chief Executive Officer      2000         $300,000      -           -             -             300,000         -            -
and Chairman of the Board    1999            -          -           -             -                -            -            -
                             1998            -          -           -             -                -            -            -

John H. Williams (4)         2000 (1)     $66,666       -           -             -             360,000         -       $20,382 (5)
Chief Executive Officer      2000            -          -           -             -                -            -       $10,400 (5)
and Executive Vice           1999            -          -           -             -                -            -            -
President, Quality Assurance 1998            -          -           -             -                -            -            -
and Operations

Clifford Hersh               2000 (1)     $133,333      -           -             -             120,000         -            -
Executive Vice President     2000         $200,000      -           -             -                -            -            -
and Chief Scientist          1999            -          -           -             -             200,000         -            -
                             1998            -          -           -             -             400,000         -            -

William J. Peichel (6)       2000 (1)        -          -           -             -                -            -       $30,073 (7)
Chief Financial Officer and  2000            -          -           -             -                -            -            -
Secretary                    1999            -          -           -             -                -            -            -
                             1998            -          -           -             -                -            -            -

Thomas Binford (8)           2000 (1)     $133,333      -           -             -             360,000         -            -
Executive Vice President     2000         $200,000      -           -             -                -            -            -
and Chief Technology Officer 1999            -          -           -             -                -            -            -
                             1998            -          -           -             -                -            -            -

Joan Cronin (9)              2000 (1)     $133,333      -           -             -             360,000         -            -
Executive Vice President,    2000         $200,000      -           -             -                -            -            -
Human Resources              1999            -          -           -             -                -            -            -
                             1998            -          -           -             -                -            -            -

----------
(1) Represents the Transition Period from May 1, 2000 to December 31, 2000.

(2) Mr. Pettit was appointed on July 1, 1999 and he resigned as Chief Executive Officer, President and a director on December 12, 2000.
(3) In August 2000, we forgave $45,000 (one fifth) plus interest, of a note receivable from Mr. Pettit.
(4) Dr. Williams served as interim Chief Executive Officer from December 12, 2000 to January 8, 2001.
(5) Represents compensation for consulting services rendered by Dr. Williams before he became an employee of the Company.
(6) Mr. Peichel consulted with the Company from November 2000 through January 2001.
(7) Represents compensation for consulting services.
(8) Mr. Binford resigned on January 23, 2001.
(9) Ms. Cronin resigned on March 2, 2001.

Option/SAR grants in transition period

      The following table sets forth certain information concerning grants of options and warrants to purchase shares of Common Stock of the Company made during the Transition Period to the executive officers named in the Summary Compensation Table.

                       Number of
                       securities
                       underlying          Percent of total options/
                       options/ SARs       SARs granted to employees    Per share
Name                   granted             in transition period (1)     exercise price (2)  Expiration date
John H. Williams       50,000              2.89                         $5.50               04/04/2005
John H. Williams       250,000             14.45                        $10.50              08/09/2005
John H. Williams       60,000              3.47                         $3.00               12/12/2010
Clifford Hersh         120,000             6.94                         $3.00               12/12/2010
Thomas Binford         60,000 (3)          3.47                         $3.00               12/12/2010
Joan Cronin            300,000             17.35                        $5.50               03/16/2005
Joan Cronin            60,000              3.47                         $3.00               12/12/2010

(1) During the Transition Period, the Company granted to its employees options and warrants covering 1,729,200 shares of Common Stock.
(2) The exercise price is equal to the closing sale price of the Common Stock of the Company traded on the Over the Counter Bulletin Board on the grant date.
(3) Mr. Binford resigned before any of his options vested and the option expired unexercised.

Repricing of Warrants

      On May 23, 2000, we cancelled certain Warrants for the following officers, directors and employees and regranted the same officers, directors and employees warrants exercisable at the then-current fair market value of $5.50 per share. The beneficiaries of this cancellation and regrant program were Clive G. Whittenbury, Frank Ruotolo, Gopal Kankanhalli, Hokon Choe, Ione Binford, Jeffrey Spirn, Joan Cronin, John Williams, Julian Davidson, Robert Mountain, Rosalind Ferrara and Sushmeeta N. Manivasager. We recorded compensation expense of $3,767,654 in connection with the cancellation and regrant program.

Separation Agreement

      On January 8, 2001, we entered into a Separation Agreement with Mr. Ruotolo pursuant to which we agreed to pay Mr. Ruotolo his salary for a period of six months following the termination of his employment in the event Mr. Ruotolo terminates his employment for Good Cause or in the event we terminate Mr. Ruotolo's employment without Cause. We also agreed to continue to pay Mr. Ruotolo his salary for a period of 24 months in the event of a Corporate Transaction (a merger or acquisition in which we are not the surviving entity, the sale of all or substantially all of our assets, or any reverse merger in which we remain the surviving entity) where the consideration received by us is less than five dollars ($5.00) per share on a full dilution and full conversion basis and where the successor company does not offer Mr. Ruotolo a position of similar title, office and responsibilities and equal salary, to the position held and salary received by Mr. Ruotolo with us immediately prior to such Corporate Transaction.

      Under this Agreement Good Cause is defined as (i) a decrease in Mr. Ruotolo's compensation of greater than twenty-five percent (25%) of his compensation (x) immediately prior to such decrease or (y) in the aggregate over a period not exceeding two years (not including any decrease in compensation that is applied to each of our executive officers equally), (ii) a material change in Mr. Ruotolo's corporate position, title or responsibilities, or (iii) the relocation of our principal offices more than 80 miles from their present location without Mr. Ruotolo's consent. Termination of Mr. Ruotolo's employment is deemed to be "for Cause" in the event that Mr. Ruotolo (i) violates any material provisions of the Letter Agreement by which he was employed, the Separation Agreement or our standard form of Proprietary Information and Inventions Agreement, (ii) is charged with or indicted for a felony, any criminal act other than minor traffic violations, or (iii) commits any act of willful misconduct, gross negligence, or dereliction of his duties under the Separation Agreement.

Certain Transactions

      On January 11, 2001, we entered into an agreement with Mr. Frederick D. Pettit, our former President and Chief Executive Officer, in connection with which we agreed to forgive $45,000 (one fifth) plus interest, of a note receivable by Mr. Pettit on August 4, 2001 and on each 1 year anniversary thereof, until the entire amount of principal and interest have been discharged, and we agreed to pay Mr. Pettit the sum of $300,000, payable $75,000 per year for four (4) years on August 4 of each year.

                          STOCK PRICE PERFORMANCE GRAPH

      Set forth below is a chart showing a comparison of the two year cumulative total return (assuming a $100 investment in the Company's common stock, the S&P 500 and a selected noted peer group) commencing November 10, 1998 and continuing through December 31, 2000.

                        COMPARE CUMULATIVE TOTAL RETURN
                            AMONG ANTS SOFTWARE INC,
                        S&P 500 INDEX AND SIC CODE INDEX

   [The following table was depicted as a line chart in the printed material.]

                      11/10/98   4/30/99  4/30/00  12/31/00
                      --------   -------  -------  --------
                                      (DOLLARS)
ANTS SOFTWARE INC       100.00    125.00   760.00    217.50
SIC CODE INDEX          100.00    127.05   315.98    178.91
S&P 500 INDEX           100.00    122.32   134.71    123.42

                     ASSUMES $100 INVESTED ON NOV. 10, 1998
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING APRIL 30, 2000

                             AUDIT COMMITTEE REPORT

Background

      The Audit committee of the Board of Director's of ANTs fulfills a fiduciary role for the Board of Directors, as they represent the Shareholders, by providing a direct supervisory link to the independent auditors. The Board of Directors acts upon the recommendations or advice of the Audit Committee, which has no responsibility to make decisions and take actions separate from the Board of Directors. In its role, the Audit Committee undertakes the following advisory or consultative tasks:

      o     recommend, to the Board, the independent audit firm to be employed

      o consult with the independent auditor on their plan of audit for the company

      o review, with the independent auditor, their report of audit and their letter

      o consult, with the independent auditor, on the adequacy of internal controls

      The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of their activities to the Board. The reporting process is the responsibility of Company Management: they prepare the Company's financial statements, while the independent auditors are responsible for auditing those financial statements.

      The committee membership must meet the requirements of the audit committee policy of the NASDAQ Exchange. Accordingly, all of the members are directors independent of management and free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee member. Accordingly, officers or employees of the company do not serve on the committee.

      The audit committee is composed of three non-management members of the Board who are selected by the Board, based upon their prior experience in audit committee matters, their availability as required for review of these matters, and their individual independence and objectivity. At least one member must have had employment as a senior officer with financial oversight responsibilities.

Specific Required Items for the Present Report of the ANTs Audit Committee

      In support of the Proxy Statement, the audit committee provides this present report for the company's proxy statement. The following disclosure, as required, appears over the printed names of each member of the audit committee. Note that one of the members of the Audit Committee, Dean Witter III, resigned from the Board of Directors of ANTs on December 12, 2000 (citing heavy work loads with his own company that precluded his attendance at further ANTs Board Meetings) but the other members of the Audit Committee present at the 2000 meetings have signed the current disclosure.

      Responses to the following requirements follow each requirement as a bullet:

the audit committee must state whether

      (1) the committee has discussed the audited financial statements with management;

      o Yes, at Board Meetings on the same day as the Audit Committee meetings

      (2) the committee has discussed with the independent auditors the matters required by SAS 61;

      o Yes at the audit committee meetings of 9/12/00 and 10/23/00

      (3) the committee has received from the independent accountants the letter required by the Independence standard No.1

      o Yes, the letter is filed at the ANTs Corporate office

      (4) the committee recommends to the Board, based on the three items above, that the audited financials be included in this Form 10-KSB for filing with the Commission?

      o Yes

      (5) an Audit Committee Charter governs the Company's audit committee

      o Yes: a copy of the Charter is included as an appendix to the proxy statement

      (6) the Company has an audit committee and whether the members of their audit committee are "independent" as defined in the NASD's, AMEX's or NYSE's listing standards, and which definition was used

      o Yes, the Company has an Audit Committee that meets the strictest of the standards referred to above: all members of the Audit Committee are uncompensated members of the Board who are neither members of the management nor officers of the Company and are, in the view of the company's board of directors, free of any relationship that would interfere with the exercise of independent judgment by the members of Audit Committee.

Meetings

      The Audit Committee held two meetings during the transition period from May 1, 2000 to December 31, 2000, on September 12 and on October 23. Original signed minutes for both of these meetings are held at the office of the Corporate Law Group, the Corporate Attorneys for ANTs.

      The Committee met with the Company's outside accountants at both meetings, and reviewed their findings, suggestions and plans for continuing audits. The Committee discussed strengthening controls as the Company grows into operations and out of research and development and the need for selecting and supporting strong financial management in support of anticipated growth. The Audit Committee believes that the Committee has an excellent and forthright working relationship with the Company's Audit Firm, Farber and Hass LLP, and recommends to the Board of Directors that they are qualified candidates for appointment for the next year as they have performed well. The committee recognizes, however, that the Board must consider other factors that may determine the final choice of auditors for the next fiscal year.


Richard Lee
Clive G. Whittenbury

        PROPOSAL 2 - APPROVAL OF AMENDMENT TO THE 2000 STOCK OPTION PLAN

      On March 19, 2001, our Board of Directors approved, subject to shareholder approval at the Annual Meeting, an amendment to the Company's 2000 Stock Option Plan (the "Plan") increasing the shares reserved under that Plan by an additional 1,950,000 shares of Common Stock. This amendment is being submitted for approval by the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting.

      The Board believes that the proposed increase to the shares reserved under the Plan is necessary to assure that there will be a sufficient number of shares available to attract and retain the services of individuals we believe will be essential to our long-term success.

Background

      The Plan was originally adopted by our Board on April 10, 2000 and approved by the shareholders at the annual meeting held on September 12, 2000. The Plan reserved 2,000,000 shares of Common Stock for issuance pursuant to stock options granted under the Plan. The entire text of the Plan is attached to this Proxy Statement as Annex B.

Purpose

      The purpose of this Plan is to offer certain employees and consultants of the Company the opportunity to acquire a proprietary interest in the Company by the grant of options to purchase shares of Common Stock of the Company. Through the Plan, the Company seeks to attract, motivate, and retain those highly competent persons upon whose efforts the success of the Company depends. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator of the Plan at the time of grant of an option and subject to the applicable provisions of Section 422 of the Internal Revenue Code and the regulations promulgated thereunder. Options granted under the Plan may be immediately exercisable, or may be exercisable in installments, as determined by the Administrator at the time of grant.

Administration

      The initial Administrator of our Plan is our Board of Directors. The Administrator generally has the authority, in its discretion to:

                  (i)   determine the fair market value of the Common Stock:

                  (ii) select the consultants and employees to whom Options may from time to time be granted;

                  (iii) determine whether and to what extent Options are
                        granted;

                  (iv) determine the number of shares to be covered by each such Option granted;

                  (v)   approve the terms of agreements used under the Plan;

                  (vi) determine the terms and conditions not inconsistent with the terms of the Plan, of each Option granted.

                  (vii) determine whether and under what circumstances an Option may be settled in cash or shares of Common Stock owned by the optionee;

                 (viii) reduce the exercise price of any Option to the then current fair market value; and

                  (ix) construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

Eligibility

      Under the Plan, Incentive Stock Options may be granted only to employees. Nonstatutory Stock Options may be granted to employees and consultants. An employee or consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

Term

      The Plan became effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under its provisions. The term of each Option granted under the Plan shall be the term stated in the option agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the term of the Option shall not exceed five (5) years from the date of grant thereof.

Option Exercise Price

      The per share exercise price for the shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but in the case of:

      (i) an Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per share exercise price shall be no less than 110% of the fair market value per share on the date of grant.

      (ii) an Incentive Stock Option granted to any employee other than an employee described in the preceding paragraph, the per share exercise price shall be no less than 100% of the fair market value per share on the date of grant.

      (iii) a Non-statutory Stock Option granted to any consultant or employee, the per share exercise price shall be no less than 85% of the fair market value per share on the date of grant.

Exercise of Options

      Any Option granted under the Plan shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, but in no event shall an Option or the Shares purchased thereunder vest at a rate of less than 20% per year. Under the Plan an Option may not be exercised for a fraction of a share.

Termination of Services

      Upon termination of an optionee's Continuous Status as an employee or consultant, other than upon the optionee's death or disability, the optionee may exercise his or her Option, but only within three (3) months following the optionee's termination, and only to the extent that the Option was vested at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). To the extent that the optionee is not vested in the Option at the date of termination, or if the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan. However, in the event of termination of an optionee's Continuous Status as an Employee or Consultant as a result of misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or should the optionee make or attempt to make any unauthorized use or disclosure of material confidential information or trade secrets of the Company or any Affiliate, then in any such event his or her option shall terminate and cease to be exercisable immediately upon such termination of such Service Provider Status or such unauthorized disclosure or use of confidential or secret information or attempt thereat.

      In the event of termination of an optionee's Continuous Status as an employee or consultant as a result of his or her disability, the optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of his or her Option as set forth in the Notice of Grant), exercise the Option to the extent the Option was vested on the date of such termination. To the extent the optionee is not entitled to exercise the Option on the date of termination, or if the optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the shares covered by the Option shall revert to the Plan.

      In the event of the death of an optionee while an employee or consultant, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of his or her Option as set forth in the Notice of Grant), by the optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Option was vested at the date of death. To the extent that optionee is not vested in the Option at the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

Corporate Transaction

      In the event of a Corporate Transaction as defined below, each outstanding Option shall confer the right to purchase or receive, for each optioned share subject to the Option immediately prior to such Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received or receivable by holders of Common Stock in connection with such Corporate Transaction. In the event that the successor corporation refuses to confer such right, the optionee shall fully vest in the Option. If an Option becomes fully vested pursuant to the preceding sentence, the Administrator shall notify the optionee that the Option shall be fully vested for a period of time not less than fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

      A Corporate Transaction means (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation, (ii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company, or (iii) any reverse merger in which the Company remains the surviving entity following its acquisition by another enterprise.

Amendment of the Plan

      The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any optionee under any grant theretofore made without his or her consent.

Federal Tax Consequences

      Options granted under the Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to satisfy such requirements. The Federal income tax treatment for the two types of options differs as follows:

      Incentive Stock Options

      No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

      For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition of the purchased shares will occur if the sale or disposition is made more than two years after the date the option for the shares was granted and more than one year after the date that the option was exercised for the particular shares involved in the sale or disposition. Unless both of those requirements are satisfied, a disqualifying disposition of the purchased shares will result.

      If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for such shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

      Non-Statutory Options

      No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price.

      If the shares acquired upon exercise of a non-statutory option are subject to a substantial risk of forfeiture, such as the Company's right to repurchase unvested shares at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time the option is exercised for such unvested shares but as the shares vest will have to report as ordinary income an amount equal to the excess of (a) the fair market value of the shares on the vesting date over (b) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise an amount equal to the amount by which the fair market value of the purchased shares on the date of exercise, determined as if the unvested shares were not subject to the Company's repurchase right, exceeds the exercise price paid for those shares. If the
Section 83(b) election is made, the optionee will not recognize any additional income as and when the shares vest.

      The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Shareholder Approval

      The affirmative vote of a majority of the shares represented and voting at the Annual Meeting, together with the affirmative vote of the majority of the required quorum, is required for approval of the proposed 1,950,000 share increase to the Plan. If shareholder approval is not obtained, then any options granted which include any of the 1,950,000 share increase will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on such increased number of shares. However, the Plan will continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the Plan as in effect prior to the proposed 1,950,000 share increase.

 The Board of Directors recommends a vote FOR Proposal Number 2.

         PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Burr, Pilger & Mayer, LLP, have been selected by the Board of Directors to serve as our independent accountants for the current fiscal year. We are now asking you to ratify the selection of Burr, Pilger & Mayer, LLP by the Board of Directors as the Company's independent accountants. In the event that holders of a majority of the outstanding shares fail to ratify the selection of Burr, Pilger & Mayer, LLP the Board of Directors will reconsider such selection, but may still select Burr, Pilger & Mayer, LLP as independent public accountants for the Company.

      Representatives of Burr, Pilger & Mayer, LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Representatives of Farber & Hass, LLP, our independent accountants for the year 2000, are not expected to be present at the Annual Meeting.

Changes in Registrant's Certifying Accountant

      We incorporate by reference the Form 8-K filed with the SEC on January 31, 2000 and Form 8-K/A filed with the SEC on April 3, 2000, disclosing the resignation of Jaak Olesk, CPA our former auditor.

      Previous independent accountants

      (i) On March 15, 2001, we informed Farber & Hass, LLP that we wanted to change our independent accountants.

      (ii) The report of Farber & Hass, LLP on the financial statements as of and for the year ended April 30, 2000 and for the eight month transition period from May 1, 2000 to December 31, 2000 do not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. Both Farber & Hass audit reports at April 30, 2000 and December 31, 2000 contained a "going concern" paragraph that expressed doubt about our ability to continue operations as a going concern.

      (iii) The decision to change accountants was not recommended by our Audit Committee or our Board of Directors.

      (iv) In connection with their audits for the year ending April 30, 2000 and for the transition period from May 1, 2000 to December 31, 2000, there have been no disagreements with Farber & Hass, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Farber & Hass, LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

      (v) During the two most recent fiscal years and through March 15, 2001, there have been no reportable events of the type described in Regulation S-B
Item 304(a)(1)(iv)(B).

      (vi) On March 15, 2001, we furnished the information contained herein to Farber & Hass, LLP.

      (vii) Farber & Hass, LLP furnished us a letter dated March 20, 2001 addressed to the Securities and Exchange Commission stating that it agreed with the above statements.

      New independent accountants

      We engaged Burr, Pilger & Mayer, LLP as our new independent accountants as of March 19, 2001.

      During the two most recent fiscal years and through March 19, 2001, we have not consulted with Burr, Pilger & Mayer, LLP regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on our financial statements, or (iii) written or oral advice provided to us that we considered was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or (iv) any matter that was the subject of a disagreement or event of the type described in Item 304(a)(1)(iv) of Regulation S-B.

Audit Fees

      The aggregate fees for professional services rendered by Farber & Hass, LLP in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-QSB for the eight-month transition period from May 1, 2000 to December 31, 2000 was approximately $41,500.

      We have not yet paid any professional fees to Burr, Pilger & Mayer, LLP.

Financial Information Systems Design and Implementation Fees.

      There were no professional services rendered by Farber & Hass, LLP in the eight-month transition period from May 1, 2000 to December 31, 2000 relating to financial information systems design and implementation.

All Other Fees.

      The aggregate fees for all other services rendered by Farber & Hass, LLP in the eight-month transition period from May 1, 2000 to December 31, 2000 was approximately $9,465.

The Board of Directors recommends a vote FOR Proposal Number 3.

                              SHAREHOLDER PROPOSALS

      Shareholder proposals for inclusion in our proxy statement and form of proxy for the fiscal year ending December 31, 2001 must be received by December 31, 2001.

                                 OTHER BUSINESS

            We know of no other matters to be submitted to Shareholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their best judgment.

                                       By Order of the Board of Directors


                                       /s/ John Williams
                                       -----------------------------------
                                       John H. Williams, Ph.D., Secretary

March 20, 2001

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ALL SHARHEOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING
PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. THANK YOU.
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                                      -19-

                                                                         Annex A

                               ANTs software inc.
                               Board of Directors
                                 Audit Committee
                                     Charter

(1) Organization

This charter governs the operations of the Audit Committee of ANTs software inc. (the "Company"). The Committee shall review and reassess this charter at least annually and obtain the approval of the Board of Directors for this charter. The Committee shall be appointed by the Board of Directors and shall comprise of at least two directors, all of whom are independent of management and executive responsibilities in the Company. A member of the Committee shall be considered independent if he or she has no relationship that may interfere with the exercise of his or her independence from management and the Company, and must meet the criteria required by the current rules of the SEC. All Committee members shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

(2) Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. It is the responsibility of the Committee, in so doing, to maintain free and open communication between the Committee, independent auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

(3) Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of their audit activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate:

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board, with its Audit Committee members, as representatives of the Company's stockholders. The Committee shall have the responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually the Committee shall review and recommend to the Board the selection of the Company's independent auditors.

o The Committee shall discuss with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing and compensation for the audit. Also the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present at the discretion of the Audit Committee, to discuss the results of their examinations.

o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders, if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                                                                         Annex B

                                ANTS SOFTWARE.COM
                             2000 STOCK OPTION PLAN

      1. Purpose of the Plan. The purpose of this Stock Option Plan is to offer certain Employees and Consultants of the Company and its Affiliates the opportunity to acquire a proprietary interest in the Company by the grant of options to purchase shares of Common Stock of the Company. Through the Plan, the Company seeks to attract, motivate, and retain those highly competent persons upon whose efforts the success of the Company depends. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Options granted under the Plan may be immediately exercisable, or may be exercisable in installments, as determined by the Administrator at the time of grant.

      2. Definitions. As used herein, the following definitions shall apply.

            "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

            "Affiliate" means any parent or subsidiary (as defined in Section 424(e) and (f) of the Code) of the Company.

            "Board" means the Board of Directors of the Company.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Committee" means a committee appointed by the Board in accordance with Section 4 of the Plan.

            "Common Stock" means the common stock of the Company.

            "Company" means ANTs software.com.

            "Consultant" means any person other than an Employee who is engaged by the Company or any Affiliate to render consulting or advisory services and is compensated for such services, including a non-Employee director.

            "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company or any Affiliate is not interrupted or terminated. For purposes of Incentive Stock Options, the term "Continuous Status as an Employee or Consultant" means that the employment relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or an Affiliate or (ii) transfers between locations of the Company and its Affiliates or between the Company and any Affiliate, or between Affiliates or
(iii) transfer between Employee and Consultant Status. If reemployment upon expiration of a leave of absence approved by the Company or an Affiliate is not guaranteed by statute or contract, on the 181st day after such leave commences any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. In the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, an Optionee's Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status. However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

            "Corporate Transaction" means (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation, (ii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company, or (iii) any reverse merger in which the Company remains the surviving entity following its acquisition by another enterprise.

            "Disability" means total and permanent mental or physical disability as defined in Section 22(e)(3) of the Code.

            "Employee" means any person, including officers and directors, employed by the Company or any Affiliate. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

      (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid price, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

            "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

            "Option" means a stock option granted pursuant to the Plan.

            "Optioned Shares" means the shares of Common Stock subject to an Option.

            "Optionee" means an Employee or Consultant who receives an Option.

            "Plan" means the ANTs software.com 2000 Stock Option Plan.

            "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

            "Service Provider" means an Employee or Consultant.

            "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 below.

      3. Stock Subject to the Plan. The maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,000,000, subject to adjustment in accordance with Section 11 below. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program authorized by the Administrator, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); unvested Shares repurchased by the Company at their original purchase price shall become available for future grant under the Plan.

      4. Administration of the Plan.

            (a) Initial Plan Procedure. Prior to the date, if any, upon which the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a Committee appointed by the Board.

            (b) Plan Procedure after the Date, if any, upon which the Company becomes Subject to the Exchange Act.

                  (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

                  (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                  (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                  (iv) Other Administration. Other than as provided for above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy applicable laws.

            (c) Powers of the Administrator. Subject to the provisions of the Plan and in the case of specific duties delegated by the Board to such Committee, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its discretion:

                  (i) to determine the Fair Market Value of the Common Stock:

                  (ii) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

                  (iii) to determine whether and to what extent Options are granted hereunder;

                  (iv) to determine the number of Shares to be covered by each such Option granted hereunder;

                  (v) to approve the terms of Agreements used under the Plan;

                  (vi) to determine the terms and conditions not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions may include, but are not limited to, the exercise price, the time or times when Options may be exercised, the vesting schedule, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                  (vii) to determine whether and under what circumstances an Option may be settled in cash or Shares under Section 9(e) below;

                  (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stack covered by such Option has declined since the date the Option was granted; and

                  (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

            (d) Effect of Administrator's Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

      5. Eligibility.

            (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees and Consultants. An Employee or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

            (b) Each Option shall be designated in the written Option Agreement either as an Incentive Stock Option or as a Nonstatutory Stock Option.

            (c) The Plan shall not confer upon any Optionee any right with respect to the continuation of the Optionee's employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment or consulting relationship at any time, with or without cause.

      6. Term of the Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 below.

      7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the term of the Option shall not exceed five years from the date of grant thereof.

      8. Option Exercise Price and Consideration.

            (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but in the case of:

                  (i) an Option granted to an Employee who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                  (ii) an Incentive Stock Option granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (iii) a Nonstatutory Stock Option granted to any Consultant or Employee, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

            (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) check, (iii) other Shares which (A) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment. In making its determination as to type the of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

      9. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and shall be permissible under the terms of the Plan, but in no case shall an Option or the Shares purchased thereunder vest at a rate of less than 20% per year. An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) above. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.

            Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Termination of Employment or Consulting Relationship. Except as provided in Section 9(e) below, upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within three
(3) months following the Optionee's termination, and only to the extent that the Option was vested at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). To the extent that Optionee is not vested in the Option at the date of termination, or if the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (c) Disability of Optionee. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her Disability, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of his or her Option as set forth in the Notice of Grant), exercise the Option to the extent the Option was vested on the date of such termination. To the extent the Optionee is not entitled to exercise the Option on the date of termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by the Option shall revert to the Plan.

            (d) Death of Optionee. In the event of the death of an Optionee while an Employee or Consultant, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of his or her Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Option was vested at the date of death. To the extent that Optionee is not vested in the Option at the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (e) In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or should the Optionee make or attempt to make any unauthorized use or disclosure of material confidential information or trade secrets of the Company or any Affiliate, then in any such event his or her option shall terminate and cease to be exercisable immediately upon such termination of such Service Provider Status or such unauthorized disclosure or use of confidential or secret information or attempt thereat.

            (f) Buyout Provision. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

      10. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

      11. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, or Corporate Transactions.

            (a) Changes in Capitalization. The number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the exercise price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

            (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed dissolution or liquidation. In such event, the Administrator, in its discretion, may provide for an Optionee to fully vest in his or her Option and may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to any or all such Shares. To the extent it has not been previously exercised, an Option will terminate immediately or the consummation of such proposed dissolution or liquidation.

            (c) Corporate Transaction. In the event of a Corporate Transaction, each outstanding Option shall confer the right to purchase or receive, for each Optioned Share subject to the Option immediately prior to such Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received or receivable by holders of Common Stock in connection with such Corporate Transaction. In the event that the successor corporation refuses to confer such right, the Optionee shall fully vest in the Option. If an Option becomes fully vested pursuant to the preceding sentence, the Administrator shall notify the Optionee that the Option shall be fully vested for a period of time not less than fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

            (d) Deferred Distributions. To the extent permitted by the Administrator, an Optionee may elect to defer distributions with respect to an Option that is terminating due to a Corporate Transaction. To do so, the Optionee must file a deferral election with the Administrator directing that his or her Shares (or cash or other property in lieu of Shares if the shares are unavailable due to such corporate Transaction) be distributed to the Optionee in installments over a period of time not to exceed ten (10) years, commencing within two (2) years following the closing of such Corporate Transaction. In the event of such election, then the successor to the Company shall make distributions in accordance with the Optionee's election. In the event that such election is made less than 1 year before the closing of such Corporate Transaction, a late election penalty may be imposed.

            (e) Parachute Payment Limitation. Except as may be otherwise provided in a Stock Option Agreement, the grant of a stock option shall be subject to certain so-called parachute payment limitations. Any tax determinations required under this section shall be made in writing by the Company's independent accountants, whose determination shall be conclusive and binding for all purposes on the Company and on any and all affected optionees. If an optionee's stock option grant is impacted, the Company shall provide such optionee with a detailed accounting of the underlying assumptions and calculations.

      12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

      13. Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would materially impair the rights of any Optionee under any grant theretofore made without his or her consent. In addition, to the extent necessary and desirable to comply with
Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

            (b) Effect of Amendment and Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

      14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and requirements of any stock exchange or national market system upon which the Common Stock is listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            As a condition to the exercise of an Option, the Company may require the person exercising such Option so represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

      15. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall have been obtained.

      16. Agreements. Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

      17. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange or national market system upon which the Common Stock is then listed or traded.

      18. Information to Optionees and Purchasers. The Company shall provide each Optionee, not less frequently than annually, copies of the Company's annual financial statements. The Company shall also provide such statements to each individual who acquires Shares pursuant to the Plan while such individual owns such Shares.

                  IN WITNESS WHEREOF, the Company has adopted this Plan effective as of April 10, 2000.

                                                ANTS SOFTWARE.COM


                                          By: /s/ John L. Crary
                                              ---------------------------------
                                                  John L. Crary, Secretary

PROXY                           ANTs software inc.                         PROXY

            The undersigned Shareholder of ANTs software inc., a Delaware corporation (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 20, 2001, and appoints Francis K. Ruotolo and John H. Williams, and each of them, attorney-in-fact and proxy of the undersigned, each with power of substitution, to attend, vote and act, from time to time, for the undersigned at the Meeting of Shareholders of ANTs software inc. to be held at the Hyatt Regency San Francisco Airport, 1333 Bayshore Highway, Burlingame, CA, on April 24, 2001, at 2:00 p.m., or at any other location, and any adjournments or postponements thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all of the powers which the undersigned would possess if personally present, hereby revoking any proxy to vote such shares heretofore given, and hereby ratifying and confirming all that such attorneys and proxies, or any of them, may lawfully do by virtue hereof.

            This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the nominees to the Board of directors in the manner described in the Proxy Statement, and FOR proposals 2 and 3. If this proxy is executed in any manner so as not to withhold authority to vote for the election of any nominees to the Board of directors, it shall be deemed to grant such authority.

            IF VOTING BY MAIL, PLEASE VOTE, DATE AND SIGN AND REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. IF VOTING BY TELEPHONE OR INTERNET, PLEASE USE INSTRUCTIONS ON REVERSE.

            The Board recommends a vote FOR Items 1, 2 and 3.

1. Election of Class 1 directors.    01 Richard J. Lee   02 Thomas Holt
                                                               ________________
|_| Vote FOR          |_| Vote WITHHELD      (Instructions:   |________________|
    All nominees          From all nominees   To withhold
    (except as marked)                        authority to vote for any
                                              indicated nominee, write the
                                              number(s) of the nominee(s) in
                                              the box provided to the right.)

2. Proposal to approve an amendment to the Company's 2000 Stock Option Plan to increase the shares reserved under the plan by an additional 1,950,000 shares of Common Stock.

|_| FOR            |_| AGAINST           |_| ABSTAIN

3. Proposal to ratify the selection of Burr, Pilger & Mayer, LLP as independent accountants for the Company for the year ending December 31, 2001.

|_| FOR            |_| AGAINST           |_| ABSTAIN

            If this proxy is properly executed and returned, the shares represented hereby will be voted in the manner set forth herein. This proxy will be voted as the proxies deem advisable on such proper business as may come before the meeting of the shareholders or pursuant to consent to act or otherwise as provided by Delaware law.

            Please mark and sign exactly as your name appears on your Share Certificate. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If shares are held by joint tenants or as community property, each person should sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


Signature: _________________________ Date: _____________________________________